Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-129251, 333-168999, 333-169000, 333-183786, 333-183788, 333-183796, 333-198227, and 333-198228) of UQM Technologies, Inc. of our report dated March 30, 2017, relating to our audits of the consolidated financial statements, which appears in this Transition Report on Form 10-KT of UQM Technologies, Inc. for the nine months ending December 31, 2016.

/s/ Hein & Associates LLP

Denver, Colorado

March 30, 2017